UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2005

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 20, 2005, Benchmark Electronics, Inc. (the “Company”) entered into a three-year, $100 million Credit Agreement (the “Credit Agreement”) by and among the Company; the Banks party thereto; JPMorgan Chase Bank, N.A. as administrative agent, collateral agent and issuing lender; and Fleet National Bank, Wells Fargo Bank and Comerica Bank as co-documentation agents. This new credit facility, which replaces the $158.9 million credit facility that expired on December 30, 2004, has a $100 million three-year revolving credit line for general corporate purposes which can be increased to a total of $200 million.

The foregoing is a summary of the terms and conditions of the Credit Agreement only, and is qualified in its entirety by reference to the full text of the Credit Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit 10.1

Second Amended and Restated Credit Agreement dated January 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: January 25, 2005	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

EXHIBITS INDEX

Exhibit
Number	Description

* Exhibit 10.1

Second Amended and Restated Credit Agreement dated January 20, 2005.

* Certain schedules and exhibits to this agreement have been omitted from the filing.  Any such exhibits or schedules shall be furnished to the Securities and Exchange Commission upon request.